SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

UMH Properties, Inc.

(Name of Registrant as Specified In Its Charter)

Erez REIT Opportunities LP

Erez Asset Management LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On September 28, 2026, Erez Asset Management LLC launched a campaign website (the “Website”) located at www.saveUMH.com, the contents of which are filed herewith as Exhibit 1; and posted a message to its X account (the “Tweet”), reproduced herein as Exhibit 2. The Website and the Tweet contained a link to a presentation to the shareholders of UMH Properties, Inc. (the “Company”), reproduced herein as Exhibit 3.

Information regarding the Participants (as defined in Exhibit 4) in any future solicitation of proxies from the shareholders of the Company is filed herewith as Exhibit 4.

Exhibit 1

Exhibit 2

Exhibit 3

Exhibit 4

Erez Asset Management LLC (“Erez Asset Management”), Erez REIT Opportunities LP (“Erez Opportunities”) and Bruce Schanzer (“Mr. Schanzer,” and together with Erez Asset Management and Erez Opportunities, the “Participants”) intend to seek board change and file a definitive proxy statement and accompanying form of proxy with the Securities and Exchange Commission (the “SEC”) to be used in conjunction with a solicitation of proxies from the shareholders of UMH Properties, Inc. (the “Company”) in connection with the Company’s 2027 annual meeting of shareholders. The Company’s shareholders are advised to read the definitive proxy statement and other documents related to the solicitation of proxies with respect to the Company by the Participants as they become available because they will contain important information. They will be made available at no charge on the SEC’s website, http://www.sec.gov/.

As of the date hereof, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 4,270,000 shares of the Company’s common stock, $0.10 par value per share (the “Common Shares”). Of the 4,270,000 Common Shares owned in the aggregate by the Participants, such Common Shares may be deemed to be beneficially owned as follows: (a) 4,270,000 Common Shares may be deemed to be beneficially owned by Erez Asset Management by virtue of its status as the investment manager of various funds and accounts; (b) 3,451,421 Common Shares may be deemed to be beneficially owned by Erez Opportunities which directly holds such Common Shares; and (b) 4,270,000 Common Shares may be deemed to be beneficially owned by Mr. Schanzer by virtue of his status as the Chairman, Chief Investment Officer and sole member of Erez Asset Management.

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IMPORTANT INFORMATION

Erez Asset Management LLC ("Erez Asset Management"), Erez REIT Opportunities LP ("Erez Opportunities") and Bruce Schanzer ("Mr. Schanzer," and together with Erez Asset Management and Erez Opportunities, the "Participants") intend to seek board change and file a definitive proxy statement and accompanying form of proxy with the Securities and Exchange Commission (the "SEC") to be used in conjunction with a solicitation of proxies from the shareholders of UMH Properties, Inc. (the "Company") in connection with the Company's 2027 annual meeting of shareholders. The Company's shareholders are advised to read the definitive proxy statement and other documents related to the solicitation of proxies with respect to the Company by the Participants as they become available because they will contain important information. They will be made available at no charge on the SEC's website, http://www.sec.gov/.

As of the date hereof, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 4,270,000 shares of the Company's common stock, $0.10 par value per share (the "Common Shares"). Of the 4,270,000 Common Shares owned in the aggregate by the Participants, such Common Shares may be deemed to be beneficially owned as follows: (a) 4,270,000 Common Shares may be

deemed to be beneficially owned by Erez Asset Management by virtue of its status as the investment manager of various funds and accounts; (b) 3,451,421 Common Shares may be deemed to be beneficially owned by Erez Opportunities which directly holds such Common Shares; and (b) 4,270,000 Common Shares may be deemed to be beneficially owned by Mr. Schanzer by virtue of his status as the Chairman, Chief Investment Officer and sole member of Erez Asset Management.

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The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “intends,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements or those of the industry to be materially different from those expressed or implied by any forward-looking statements. The Company has also identified additional risks relating to its business in its public filings with the SEC. Erez Asset Management, and as applicable the other participants in the proxy solicitation, have based these forward-looking statements on current expectations, assumptions, estimates, beliefs, and projections. While Erez Asset Management and the other participants, as applicable, believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the participants’ control. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Erez Asset Management or any of the other participants described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Erez Asset Management that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Erez Asset Management nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

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EREZ ASSET MANAGEMENT

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Right Horse, Wrong Jockey: The Case for Change at UMH Properties
Part 1: 20 Years of Futility

PRESENTATION

SEPTEMBER 28, 2026

Right Horse, Wrong Jockey: The Case for Change at UMH Properties (Part 1: 20 Years of Futility)

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BLOOMBERG · MEDIA COVERAGE

AUGUST 11, 2026

Activist Investor Erez Asset Pushes UMH REIT to Explore Sale

READ AT SOURCE ↗ | COPY LINK

LETTER

JULY 13, 2026

Erez Letter to the Board: July 13, 2026

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PRESS RELEASE

MAY 21, 2026

Erez Asset Management Issues Open Letter to UMH Properties Shareholders Announcing Intention to "WITHHOLD" Support for Director Matthew Hirsch at the 2026 Annual Meeting

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REUTERS · MEDIA COVERAGE

MAY 20, 2026

Erez pushes for board shakeup at UMH Properties, letter shows

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ABOUT EREZ ASSET MANAGEMENT

Erez Asset Management invests in undervalued small market capitalization REITs. Erez believes share price appreciation can be catalyzed through constructive engagement with a REIT's management and board, or where there are idiosyncratic dynamics likely to lead to near-term share price appreciation. Erez makes concentrated, high-conviction investments after extensive due diligence, including asset-by-asset portfolio underwriting and granular market research.

ABOUT EREZ

EREZ CORPORATE WEBSITE ↗

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Erez Asset Management LLC ("Erez Asset Management"), Erez REIT Opportunities LP ("Erez Opportunities") and Bruce Schanzer ("Mr. Schanzer," and together with Erez Asset Management and Erez Opportunities, the "Participants") intend to seek board change and file a definitive proxy statement and accompanying form of proxy with the Securities and Exchange Commission (the "SEC") to be used in conjunction with a solicitation of proxies from the shareholders of UMH Properties, Inc. (the "Company") in connection with the Company's 2027 annual meeting of shareholders. The Company's shareholders are advised to read the definitive proxy statement and other documents related to the solicitation of proxies with respect to the Company by the Participants as they become available because they will contain important information. They will be made available at no charge on the SEC's website, http://www.sec.gov/. As of the date hereof, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 4,270,000 shares of the Company's common stock, $0.10 par value per share (the "Common Shares"). Of the 4,270,000 Common Shares owned in the aggregate by the Participants, such Common Shares may be deemed to be beneficially owned as follows: (a) 4,270,000 Common Shares may be deemed to be beneficially owned by Erez Asset Management by virtue of its status as the investment manager of various funds and accounts; (b) 3,451,421 Common Shares may be deemed to be beneficially owned by Erez Opportunities which directly holds such Common Shares; and (b) 4,270,000 Common Shares may be deemed to be beneficially owned by Mr. Schanzer by virtue of his status as the Chairman, Chief Investment Officer and sole member of Erez Asset Management.

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Erez Asset Management LLC ("Erez Asset Management"), Erez REIT Opportunities LP ("Erez Opportunities") and Bruce Schanzer ("Mr. Schanzer," and together with Erez Asset Management and Erez Opportunities, the "Participants") intend to seek board change and file a definitive proxy statement and accompanying form of proxy with the Securities and Exchange Commission (the "SEC") to be used in conjunction with a solicitation of proxies from the shareholders of UMH Properties, Inc. (the "Company") in connection with the Company's 2027 annual meeting of shareholders. The Company's shareholders are advised to read the definitive proxy statement and other documents related to the solicitation of proxies with respect to the Company by the Participants as they become available because they will contain important information. They will be made available at no charge on the SEC's website, http://www.sec.gov/. As of the date hereof, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 4,270,000 shares of the Company's common stock, $0.10 par value per share (the "Common Shares"). Of the 4,270,000 Common Shares owned in the aggregate by the Participants, such Common Shares may be deemed to be beneficially owned as follows: (a) 4,270,000 Common Shares may be deemed to be beneficially owned by Erez Asset Management by virtue of its status as the investment manager of various funds and accounts; (b) 3,451,421 Common Shares may be deemed to be beneficially owned by Erez Opportunities which directly holds such Common Shares; and (b) 4,270,000 Common Shares may be deemed to be beneficially owned by Mr. Schanzer by virtue of his status as the Chairman, Chief Investment Officer and sole member of Erez Asset Management.

EREZ ASSET MANAGEMENT

About Erez

FIRM OVERVIEW

Erez Asset Management invests in undervalued small market capitalization REITs. Erez believes share price appreciation can be catalyzed through constructive engagement with a REIT's management and board, or where there are idiosyncratic dynamics likely to lead to near-term share price appreciation. Erez makes concentrated, high-conviction investments after extensive due diligence, including asset-by-asset portfolio underwriting and granular market research.

TEAM AND LEADERSHIP

Bruce Schanzer, Chairman & Chief Investment Officer
bschanzer@erezassetmgmt.com

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EREZ REIT OPPORTUNITIES FUND

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Erez identifies opportunities within discounted small market capitalization real estate investment trusts (REITs) and catalyzes returns through the application of a multi-pronged approach to value creation

About Erez

EREZ ASSET MANAGEMENT LLC, THROUGH EREZ REIT OPPORTUNITIES, LP, INVESTS IN UNDERVALUED SMALL MARKET CAPITALIZATION REITS

Erez believes share price appreciation can be catalyzed through constructive engagement with a REIT's management and board or where there are idiosyncratic dynamics that are likely to lead to near-term share price appreciation.

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in

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

NOTICE OF EXEMPT SOLICITATION

1. Name of the Registrant:

    UMH Properties, Inc.

2. Name of person relying on exemption:

    Erez REIT Opportunities LP and Erez Asset Management, LLC

3. Address of person relying on exemption:

    270 North Avenue, Suite 404, New Rochelle, NY, 10804

4. Written materials. Attach written material required to be submitted pursuant to Rule 14a-6(g)(1).

    See attached

Erez Asset Management Issues Open Letter to UMH Properties Shareholders Announcing Intention to "WITHHOLD" Support for Director Matthew Hirsch at the 2026 Annual Meeting

Demands Accountability for Persistent Underperformance, Significant Valuation Discount and Unacceptable Governance

Highlights that ISS Recommends Shareholders "WITHHOLD" Support for Mr. Hirsch

Encourages Fellow UMH Shareholders to "WITHHOLD" from Mr. Hirsch to Send a Message to Board

NEW ROCHELLE, N.Y., May 21, 2026 / PRNewswire/ -- Erez Asset Management, LLC ("Erez"), which owns approximately 4% of the outstanding shares of UMH Properties, Inc. (NYSE: UMH) ("UMH" or the "Company"), today issued a letter to fellow shareholders announcing its intention to WITHHOLD support from Presiding Independent Director Matthew I. Hirsch at UMH's 2026 Annual Meeting of Shareholders (the "2026 Annual Meeting"), which is scheduled to be held on May 27, 2026.

In the letter, Erez notes that Institutional Shareholder Services ("ISS") has recommended that shareholders WITHHOLD votes from Mr. Hirsch in 2026, as it did each of the last three times he stood for election.

"UMH owns valuable assets in one of the most attractive real estate sectors, but shareholders have endured persistent underperformance because an entrenched and conflicted Board of Directors has refused to hold management accountable," said Bruce Schanzer, Chairman and Chief Investment Officer of Erez. "By withholding support from Matthew Hirsch, shareholders can send a clear message to the UMH Board that the status quo is no longer acceptable."

The full text of the letter is below:

* * *

Dear Fellow Shareholders:

I am writing on behalf of Erez Asset Management, an investment management firm that invests in small-cap REITs with untapped value. In our view, UMH is such a REIT: it owns a valuable portfolio of manufactured housing communities, an asset class we believe should command a premium valuation given its scarce land base, durable resident demand, recurring pad-rent revenue and meaningful long-term growth potential. Our enthusiasm for UMH's opportunity is reflected in the fact that we currently own approximately 4% of the Company's outstanding shares, making us one of its largest shareholders.

Yet, despite the quality of its assets, UMH trades at a significant discount to its net asset value as well as its two closest peers - Equity LifeStyle Properties and Sun Communities - and has underperformed its self-selected proxy peers and the broader REIT indices on a total shareholder return basis over most relevant periods.[1]

---

[1] Source: Bloomberg, FactSet. Data as of May 19, 2026. "Proxy Peers" include American Assets Trust, AH Realty Trust, Broadstone Net Lease, Community Healthcare Trust, Centerspace, CareTrust REIT, Essential Properties Realty Trust, Independence Realty Trust, LTC Properties, National Health Investors, Terreno Realty Corporation and Elme Communities. "REIT Indices" include the FTSE Nareit Index and the MSCI US REIT Index.

We believe this underperformance and persistent valuation discount stems directly from a lack of shareholder trust in a Board of Directors that has exercised inadequate oversight of management, tolerated a governance structure that limits accountability and made questionable capital allocation choices that have obscured the intrinsic value of the Company's underlying land-lease business. And in our view, as UMH's Presiding Independent Director, Matthew I. Hirsch bears responsibility for these failures.

Accordingly, we intend to withhold support from Mr. Hirsch at UMH's upcoming 2026 Annual Meeting of Shareholders, scheduled to be held on May 27, 2026, to send a clear message that the status quo is no longer acceptable and that genuine change – starting with a refreshed Board -- is needed at UMH.

Other shareholders and independent proxy advisors seemingly share our concerns. ISS has recommended that shareholders withhold support from Mr. Hirsch at the 2026 Annual Meeting, as it has each time Mr. Hirsch has stood for election for nearly a decade. Significantly, the last time he was up for election, nearly 40% of the votes cast withheld support from Mr. Hirsch, placing him in the bottom 1% of all directors elected at Russell 3000 companies in 2023.[2]

Yet, despite this clear evidence of shareholder dissatisfaction, the Board has failed to implement any meaningful changes to its composition. Mr. Hirsch remains on the Board (and in a position of leadership); the Board continues to be dominated by insiders; and Board refreshment has been limited, with UMH's average tenure of approximately 18 years one of the highest of any REIT.[3] Concerningly, given UMH's plurality voting standard that guarantees the election of the Board's nominees and its staggered structure that ensures that directors face election only once every three years, shareholders have limited ability to hold the directors accountable for UMH's underperformance.

---

[2] Source: Diligent. Based on all director election proposals at Russell 3000 companies during the 2023 proxy season from July 1, 2022 to June 30, 2023.

[3] Source: Bloomberg. Based on all US-domiciled real estate investment trusts. Data as of May 19, 2026.

In our view, UMH's governance deficiencies are the root cause of the Company's underperformance. UMH owns an extremely attractive portfolio of manufactured housing communities with significant value, but we believe that opportunity is unlikely to be realized until the Board embraces accountability and fidelity to shareholder interests.

At this Annual Meeting, shareholders have an opportunity to make an unequivocal statement that UMH cannot continue along the same path, with the same flawed governance structure and inadequate oversight, which has led to the Company's underperformance. In our view, meaningful change is necessary, and it must start with independent Board leadership that is responsive to shareholders and dedicated to serving their interests. To that end, we intend to withhold our support from Matthew I. Hirsch at the upcoming Annual Meeting.

Sincerely,

Bruce Schanzer
Chairman and Chief Investment Officer
Erez Asset Management, LLC

This is NOT a solicitation of authority to vote your proxy.
Please DO NOT send us your proxy card as it will not be accepted by Erez.

About Erez Asset Management

Erez Asset Management, LLC is an investment management firm focused on undervalued small market cap REITs. Erez was founded in 2022 by Bruce Schanzer, former CEO of Cedar Realty Trust, a shopping center REIT, after the successful monetization of Cedar. Erez seeks to acquire meaningful stakes in REITs in which it believes it can work collaboratively with the management team and the board to help catalyze improved performance and share price appreciation by pursuing operational initiatives and strategic alternatives intended to benefit all stakeholders.

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Exhibit 99.1

July 13, 2026

UMH Properties, Inc.
Juniper Business Plaza
3499 US Hwy 9, Suite 3-C&D
Freehold, NJ 07728
Attention: Board of Directors

Dear Directors,

I am writing on behalf of Erez Asset Management, a value-oriented investment firm focused on bottom-up investing in the REIT sector through rigorous asset-level underwriting. We currently own approximately 4.7% of UMH's outstanding common shares, making us one of the Company's largest active shareholders. Our investment represents a substantial commitment of capital, fully aligning our interests with those of every other UMH shareholder.

Over the past several months, we have conducted a property-by-property analysis of UMH's portfolio, including through site visits, market studies, and discussions with local brokers and industry participants. We have also carefully and thoroughly reviewed your financial statements. Based on our underwriting, we estimate UMH's net asset value to be between $21.25 and $24.25 per share. We believe this estimate is conservative and implies meaningful upside to the Company's recent trading levels. Notably, the midpoint of our estimated NAV range exceeds every closing price for UMH common stock over the past decade, other than a brief dislocation during the COVID-era rally.

Through our diligence, we also became aware of serious interest in UMH from both strategic and financial buyers. We understand that multiple well-capitalized strategic and financial buyers have sought to engage the Company regarding a potential acquisition but have been ignored or rebuffed. The Board has a fiduciary duty to evaluate bona fide opportunities to maximize shareholder value, particularly given the strength of private market valuations for manufactured housing communities and the persistent discount to fair value at which UMH's shares trade.

We believe the time has come for the Board to undertake an objective and comprehensive review of strategic alternatives. The private market for high-quality manufactured housing assets, such as those owned by UMH, remains exceptionally robust, while UMH has struggled for years to achieve a public market valuation that appropriately reflects the value of its underlying real estate. We believe this valuation disconnect reflects years of poor strategic execution, ineffective capital allocation, and repeated decisions that have failed to maximize shareholder value. Accordingly, a thoughtful exploration of strategic alternatives, including a potential sale of the Company, is, in our view, both prudent and warranted.

We request the opportunity to present our analysis directly to the Board. Specifically, we would like to review with the Board our analysis of the Company's operating performance, capital allocation, valuation, strategic positioning, and the alternatives available to maximize shareholder value. As one of the largest owners of UMH, our views on these topics have been thoroughly researched and carefully crafted. We would be pleased to meet at UMH's

headquarters in New Jersey or another location convenient for the directors that allows for fulsome participation by the independent directors.

Please contact us by July 20, 2026, to arrange a meeting.

Erez Asset Management is committed to working constructively with the Board and management team to maximize value. We trust the Board shares that commitment and will engage with us in a thoughtful and open dialogue. If, however, the Board declines to engage constructively or refuses to undertake a serious evaluation of strategic alternatives, we will carefully consider all actions available to us as shareholders to protect and maximize shareholder value.

We look forward to your prompt response and to beginning a constructive dialogue.

Sincerely,

/s/ Bruce Schanzer
Bruce Schanzer
Chairman and Chief Investment Officer
Erez Asset Management, LLC

In this Article

UMH Properties Inc	15.55 ▲0.97%
Brookfield Asset Manag...	62.94 ▼0.30%
Brookfield Corp	51.38 ▼1.48%
Erez Asset Management ...	Private company
Veris Residential Inc	Private company

By Mengqi Sun

August 11, 2026 at 8:01 AM EDT

Erez Asset Management is pushing UMH Properties Inc. to explore a sale, ramping up the activist's campaign against the real estate investment trust.

The value-oriented investment firm focused on REITs said there is "serious interest" in UMH from strategic and financial buyers that have sought to engage with the company but have been ignored or rebuffed, according to a July letter to UMH's board that was reviewed by Bloomberg News.

A "thoughtful" review of strategic alternatives including a potential sale is "prudent and warranted," Erez Chairman and Chief Investment Officer Bruce Schanzer said in the letter.

Erez, which sought to shake up UMH's board in May, currently owns about 4.7% of the REIT's shares, according to the letter. The activist investor plans to disclose that it has raised its stake to 5% as soon as Tuesday, according to a person familiar with the matter who asked not to be identified because the details are private.

UMH shares fell 1.4% to $15.68 in New York trading Monday, giving it a market value of about $1.34 billion. The stock is down 3.6% over the past year.

A spokesperson for UMH didn't immediately respond to a request for comment. A representative for Erez declined to comment on the firm's plans to increase its holdings.

The push at UMH comes as private equity shows increasing interest in manufactured housing. Brookfield Asset Management has taken a stake in Yes! Communities, one of the largest manufactured home community owners in the US.

Freehold, New Jersey-based UMH owns and operates manufactured home communities, as well as rental self-storage units. UMH Chairman Eugene Landy founded the company in 1968 and his son, Samuel is now the firm's chief executive officer. Other members of the Landy family also work at UMH, where more than 5% of shares are held by insiders, according to data compiled by Bloomberg.

"The private market for high-quality manufactured housing assets, such as those owned by UMH, remained exceptionally robust, while UMH has struggled for years to achieve a public market valuation that appropriately reflects the value of its underlying real estate," Schanzer said.

Schanzer said his fund conducted a property-by-property analysis of UMH's portfolio and pegs its net asset value at $21.25 to $24.25 per share.

"We believe this valuation disconnect reflects years of poor strategic execution, ineffective capital allocation, and repeated decisions that have failed to maximize shareholder value," Schanzer wrote.

Schanzer asked UMH to respond by July 20 to arrange a meeting to review Erez's analysis of the REIT's operating performance, capital allocation, valuation and strategic options. He said Erez is committed to working constructively with the UMH board and management to maximize value but would consider other actions if the company declines to engage or refuses to conduct a review.

The letter is the latest development in Erez's campaign against UMH. The New Rochelle, New York-based investor in May launched a "vote-no" campaign at UMH, pushing to remove independent director Matthew Hirsch from the board ahead of its annual meeting. The challenge gained support from proxy advisory firm Institutional Shareholder Services but wasn't successful.

Erez has launched campaigns at REITs including Veris Residential Inc. and Whitestone REIT, pushing them to explore a sale. Both were bought this year.

Erez pushes for board shakeup at UMH Properties, letter shows

By Svea Herbst-Bayliss

May 20, 2026 6:01 PM EDT · Updated May 20, 2026

Aa

Companies

Erez Asset Management LLC Follow

UMH Properties Inc Follow

NEW YORK, May 20 (Reuters) - A large real estate investor wants to shake up the board at manufactured housing and mobile home park operator UMH Properties (UMH.N), arguing the lead director is responsible for many of the company's problems and should be removed.

Erez Asset Management, which owns about 4% of the Freehold, New Jersey-headquartered real estate investment trust, told other shareholders it will vote against director Matthew Hirsch and urged them to do the same.

"Meaningful change is necessary, and it must start with independent Board leadership that is responsive to shareholders," Erez's Chairman and Chief Investment Officer Bruce Schanzer wrote in the letter seen by Reuters. "To that end, we intend to withhold our support from Matthew I. Hirsch."

A representative for UMH and Hirsch did not immediately respond to a request for comment.

Investors will vote on May 27. Proxy advisory firm Institutional Shareholders Services, whose recommendations often guide how investors vote, said shareholders should re-elect three other directors but withhold support for Hirsch. The last time Hirsch stood for election, nearly 40% of votes cast withheld support for Hirsch.

Erez is not running a full-blown proxy fight and did not nominate its own directors. But it is running a so-called Vote-No campaign, a cheaper way to press for changes that has become more popular with investors, industry lawyers said.

Schanzer wrote that by withholding support from Hirsch, shareholders could signal they want the status quo to change and for new board members to be appointed.

UMH Properties, which has a market valuation of $1.3 billion, has seen its stock price drop nearly 10% in the last 12 months. Rival Sun Communities' market valuation is $15.2 billion and its stock price is flat over the last 12 months while rival Equity Lifestyle Properties , with a market valuation of $12.2 billion, has seen its stock price drop 3.6% in the last 12 months.

Schanzer blames the underperformance on investors' lack of trust in the board which he says failed to properly oversee management and made questionable capital allocation choices that hurt the company's business.

Erez Asset Management

@ErezAssetMgmt

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Erez issues investor presentation: Right Horse, Wrong Jockey - The Case for Change at UMH Properties (Part 1: 20 Years of Futility)
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Please read this notice carefully – it applies to all persons who view this website. The views expressed on this website (the "Site") represent the subjective opinions of Erez Asset Management LLC and certain of its affiliates and controlling persons (collectively, "Erez"), who beneficially own shares of UMH Properties, Inc. (NYSE: UMH) (the "Company"). These views are based on publicly available information with respect to the Company and other companies referred to in the Site. Certain financial information and data used on this Site has been derived or obtained from, without independent verification, publicly available information including public filings with regulatory authorities and from other third-party reports, by the Company or other companies Erez deems relevant. Erez has neither sought nor obtained consent from any third party for the use of previously published information. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed on this Site. This Site contains current market views, opinions, and expectations of Erez based on its historic experience and proprietary research. While Erez believes that the statements contained herein are based on reasonable information and criteria, such statements may also factor in subjective judgement that could materially alter any stated outcome. Erez believes the information contained on this Site is reliable and has been obtained from sources believed to be reliable, but Erez shall not be responsible or have any liability for any misinformation contained in any third-party report or regulatory filing and Erez makes no representation or warranty, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness, completeness or timeliness of the information and opinions obtained. All registered or unregistered service marks, trademarks and trade names referred to on this Site are the property of their respective owners, and Erez's use on this Site does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names.
Unless otherwise indicated, the figures presented in this presentation have not been calculated using generally accepted accounting principles ("GAAP") and have not been audited by independent accountants. Such figures may vary from GAAP accounting in
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Right Horse, Wrong Jockey: The Case for Change at UMH Properties (Part 1: 20 Years of...

From saveumh.com

Erez
ASSET MANAGEMENT

Right Horse, Wrong Jockey: The Case for Change at UMH Properties

Part 1: 20 Years of Futility

Erez ASSET MANAGEMENT

UMH's share price is unchanged since 2006 despite massive appreciation in the value of manufactured-housing assets.

$15.65

Share price, September 15, 2006

$15.57

Share price, September 15, 2026

0%

Total price change

Twenty years of essentially flat price, while the underlying manufactured-housing business, its rents, and its asset values compounded dramatically.

Price return only; excludes dividends. Past performance is not indicative of future results. September 15, 2006 to September 15, 2026; split-adjusted, non-dividend-adjusted.

Peers appreciated. UMH did not.

Share price appreciation, indexed to 100 in 2006 (price return only)

Price appreciation, 2006 to 2026. Same manufactured-housing sector; same tailwinds.


800
700
600
500
400
300
200
100
0
Indexed price (2006 = 100)
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
~5.4x ELS
~3.6x SUI
~1.0x UMH
ELS (Equity LifeStyle)
SUI (Sun Communities)
UMH

Indexed to 100 in 2006. Split-adjusted closing prices, September 15, 2006 to September 15, 2026: UMH $15.65 to $15.57; ELS $11.36 to $61.29; SUI $32.64 to $117.13. Price return only; excludes dividends. Past performance is not indicative of future results. Source: stockanalysis.com (split-adjusted daily closes).

Our analysis indicates that the estimated value of UMH's 2006 community portfolio has increased substantially, while UMH's share price has remained approximately unchanged.

Erez ASSET MANAGEMENT

UMH's actual 2006 communities (6,664 sites, 5 states), no acquisitions, revalued at today's rents, occupancy and cap rates.

Actual share price ($/share)



$60
$45
$30
$15
$0
$15.65
$15.57
UMH share price
2006
2026

0% over 20 years

Theoretical price if UMH simply tracked asset value ($/share)



$60
$45
$30
$15
$0
$50.44
$15.65
Theoretical price
2006
2026

+222% ~3.2x (~6.0%/yr)

Theoretical price applies the unlevered asset appreciation to UMH's September 15, 2006 share price of $15.65: the same 2006 communities were worth ~$184M at 2006 rents, occupancy & an 8.0% cap rate and ~$592M at today's rents, occupancy & a 5.0% cap rate (+222%, ~3.2x), lifting $15.65 to ~$50.44. Income-capitalized; unlevered; values the site-rent business only; excludes the later rental-home program and all post-2006 acquisitions. Actual price: September 15, 2006 to September 15, 2026, excl. dividends. Sources: UMH FY2006 10-K; UMH Aug-2026 investor deck.

Right Horse, Wrong Jockey

UMH owns valuable assets in an attractive industry. After decades of underperformance, shareholders deserve better.

Sign up for updates as we continue making the Case for Change at UMH Properties.

Important Disclosures

Reference is made to Erez Asset Management LLC (the "Investment Manager") and Erez REIT Opportunities Fund, LP (the "Partnership"). Any references to target returns, investment opportunities, strategies or allocations, or to prior specific investments made by affiliates of the Investment Manager and the Partnership, are only guidelines, are not intended to supersede the terms contained in the relevant offering documents, and do not reflect the performance of the Partnership or any other pooled vehicle. Past performance of any such affiliated investments does not guarantee any future results of the Partnership.

Any opinions expressed herein represent current opinions only. While the information contained herein is from sources believed reliable, there is no representation that it is accurate or complete and it should not be relied upon as such. Neither the Investment Manager nor the Partnership accepts any liability for loss arising from the use of this material.

A reference to any security herein should not be considered an offer to buy or sell these securities. The material contained herein does not constitute an offer to sell or any offer to buy any security or investment product. Investment in the Fund involves substantial risk and is appropriate only for investors who can tolerate a high degree of risk and do not require a liquid investment. All investing involves risk, including the possible loss of principal.

Any specific investment or investment strategy can result in a loss. There is no assurance that the Erez activist strategy or investment process will consistently lead to successful investing. The information in this document does not constitute tax, legal or investment advice. This document is proprietary to Erez Asset Management LLC.

Erez Asset Management LLC and the Erez REIT Opportunities Fund, LP and accounts managed by Erez own securities of UMH Properties, Inc. and may have interests that differ from those of other shareholders. Erez and its affiliates purchase or sell securities of UMH from time to time. Accordingly, Erez has a financial interest in the outcome of matters discussed in this presentation.

Erez
ASSET MANAGEMENT

Contact

Erez Asset Management

Bruce Schanzer, *Chairman and Chief Investment Officer*
bschanzer@erezassetmgmt.com

